UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2009

Apartment Investment and Management Company
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-13232	841259577
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4582 S. Ulster Street Parkway, Suite 1100, Denver, Colorado		80237
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-757-8101

Not Applicable
______________________________________________
Former name or former address, if changed since last report

AIMCO Properties, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24497	841275621
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4582 S. Ulster Street Parkway, Suite 1100Denver, Colorado		80237
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-757-8101

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2009, Apartment Investment and Management Company ("Aimco") announced the appointment of Ernest M. Freedman as Executive Vice President and Chief Financial Officer. Mr. Freedman will also serve as Chief Financial Officer of AIMCO-GP, Inc., the general partner of Aimco’s operating partnership, AIMCO Properties, L.P. ("Aimco OP"). Mr. Freedman’s promotion is effective November 1, 2009.

Mr. Freedman, 38, joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and has served as Senior Vice President of Finance since February 2009, responsible for financial planning, tax, accounting and related areas, with the expectation that he would ultimately transition into the chief financial officer role. From 2004 to 2007, Mr. Freedman served as chief financial officer of HEI Hotels and Resorts. From 2000 to 2004, Mr. Freedman was at GE Real Estate in a number of capacities, including operations controller and finance manager for investments and acquisitions. From 1993 to 2000, Mr. Freedman was with Ernst & Young, LLP, including one year as a senior manager in the real estate practice. Mr. Freedman is a certified public accountant. None of the companies where Mr. Freedman has worked in the previous five years is a parent, subsidiary or other affiliate of Aimco or Aimco OP. Mr. Freedman has no family relationship with any director, executive officer, or any person nominated or chosen by Aimco or Aimco OP to become a director or executive officer of Aimco or Aimco OP.

Aimco has agreed to pay Mr. Freedman a base salary of $335,000 per year. Mr. Freedman’s target short term incentive for 2009 is $250,250, which is payable in cash. Both Aimco’s performance and Mr. Freedman’s individual performance will determine the amount paid for 2009 short term incentive compensation, and such amount may be less than or in excess of, this target amount. Mr. Freedman’s target long term incentive to be granted in early 2010 is $375,000, which shall be payable in restricted stock and/or stock options to vest over a period of years, with such mix determined in Aimco’s discretion.

Except for Mr. Freedman’s employment arrangements, there have not been any transactions, nor are there any currently proposed transactions, to which Aimco or Aimco OP or any of its subsidiaries was or is to be a party in which Mr. Freedman had, or will have, a direct or indirect material interest.

Aimco also announced that David Robertson, President, Chief Investment Officer and Chief Financial Officer is resigning from his position as Chief Financial Officer of Aimco and Aimco OP effective November 1, 2009, and is resigning from his other positions effective December 31, 2009. In order to provide for an orderly transition, Mr. Robertson will continue in an advisory capacity through early 2010, working on a variety of transactions. Mr. Robertson will receive a cash separation payment of $2.4 million to be paid on December 31, 2009. Fees for his advisory services will be determined on a project by project basis.

A copy of Aimco’s press release, dated October 27, 2009, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

99.1

Apartment Investment and Management Company Press Release dated October 27, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Investment and Management Company

October 27, 2009	By:	Lisa R. Cohn

Name: Lisa R. Cohn
Title: Executive Vice President, General Counsel & Secretary

AIMCO Properties, L.P.

October 27, 2009	By:	Lisa R. Cohn

Name: Lisa R. Cohn
Title: Executive Vice President, General Counsel & Secretary of AIMCO-GP, Inc., the general partner of AIMCO Properties, L.P.

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Exhibit Index

Exhibit No.	Description

99.1	Aimco Press Release dated October 27, 2009